SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2012

PROVIDENT NEW YORK BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2012, Provident New York Bancorp (the “Company”) sold directly to several institutional investors (the “Investors”) an aggregate of 6,258,504 shares of its common stock at a price of $7.35 per share. The Company received net proceeds of approximately $46 million.

The names of the Investors and number of shares purchased are set out in the table below:

Investor	Number of Shares
Endicott Opportunity Partners III, L.P. (“Endicott”)	2,448,980

Patriot Financial Partners Parallel, L.P.	360,735
Patriot Financial Partners, L.P. (“Patriot”)	2,088,245

Castine Partners, LP	311,564
Castine Partners II, LP	929,252
Castine Offshore Fund, Ltd	119,728

Pursuant to the Purchase Agreement, the Investors agreed, for six months following the closing date and subject to certain exceptions, not to, directly or indirectly, take any of the following actions with respect to the shares purchased pursuant to the Purchase Agreement or any securities convertible into or exchangeable or exercisable for the Company’s common stock (“Lock-Up Securities”): (i) offer, sell, contract to sell, pledge or otherwise dispose of, Lock-Up Securities, (ii) offer, sell, contract to sell, or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities or (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the 1934 Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action.

Additionally, under the Purchase Agreement, the Company granted the Investors certain preemptive rights for new securities offerings for a period of 36 months.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

In connection with the Purchase Agreement, the Company also entered into a corporate governance agreement with each of Patriot and Endicott (the “Corporate Governance Agreement”), pursuant to which the Company agreed to, upon request of those Investors, cause its Board of Directors to increase in size and appoint one individual nominated by each such Investor, subject to satisfaction of regulatory requirements and reasonable approval of the Company’s Nominating and Corporate Governance Committee. Alternatively, each of Patriot and Endicott may select an observer to attend meetings of the Board of Directors, subject to certain limitations. Also pursuant to the Corporate Governance Agreement, Patriot and Endicott agreed to certain standstill restrictions and confidentiality obligations.

The foregoing description of the Corporate Governance Agreement is qualified in its entirety by reference to the Corporate Governance Agreement, a copy of which is attached as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

The offering was made pursuant to the Company’s effective Registration Statement on Form S-3 (No. 333-179575), which was previously filed with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and related base prospectus filed with the SEC.

We issued a press release on August 7, 2012 announcing the transaction, which is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Arnold & Porter LLP

10.1	Form of Purchase Agreement dated August 7, 2012

10.2	Form of Corporate Governance Agreement dated August 7, 2012

23.1	Consent of Arnold & Porter LLP (filed with Exhibit 5.1)

99.1	Press Release dated August 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

DATE: August 7, 2012	By:	/s/ Stephen V. Masterson
Name: Stephen V. Masterson
Title: EVP, Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed as part of this report:

5.1	Opinion of Arnold & Porter LLP

10.1	Form of Purchase Agreement dated August 7, 2012

10.2	Form of Corporate Governance Agreement dated August 7, 2012

23.1	Consent of Arnold & Porter LLP (filed with Exhibit 5.1)

99.1	Press Release dated August 7, 2012